      As filed with the Securities and Exchange Commission on July 23, 1997
                                                  Registration No. 33-__________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            STERILE RECOVERIES, INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                                        59-3252632
          -------                                        ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

        28100 U.S. HIGHWAY 19 NORTH, SUITE 201, CLEARWATER, FLORIDA 33606
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                             1995 STOCK OPTION PLAN
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plans)

                   JAMES T. BOOSALES, CHIEF FINANCIAL OFFICER
                            STERILE RECOVERIES, INC.
                     28100 U.S. HIGHWAY 19 NORTH, SUITE 201
                            CLEARWATER, FLORIDA 33606
                                  813/726-4421
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                           SHARON DOCHERTY DANCO, ESQ.
                         GLENN RASMUSSEN & FOGARTY, P.A.
                       100 SOUTH ASHLEY DRIVE, SUITE 1300
                              TAMPA, FLORIDA 33602

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED          PROPOSED
                                                             MAXIMUM           MAXIMUM
                                        AMOUNT TO BE     OFFERING PRICE       AGGREGATE          AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)      PER SHARE(2)    OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value              486,500            $15.875       $7,723,187.50        $2,340.36
=============================================================================================================


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions effected without receipt of consideration, as provided in the Plans.
(2) Estimated in accordance with Rule 457(c) and (h)(1) solely for the purpose of computing the amount of the registration fee based on the average of the high ($16 1/4) and low ($15 1/2) prices reported on the NASDAQ/National Market System for the Company's common stock on July 21, 1997.

================================================================================

                             Exhibit Index on Page 7

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The purpose of this Registration Statement on Form S-8 is to register shares of the common stock, $.001 par value, of Sterile Recoveries, Inc. to be issued pursuant to the exercise of stock options granted under the Registrant's 1995 Stock Option Plan and 1996 Non-Employee Director Stock Option Plan (together, the "Plans"). Pursuant to the Note to Part I of Form S-8, the information specified in Items 1 and 2 of Form S-8 have not been filed with the Securities and Exchange Commission as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March 24, 1997, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed May 13, 1997, pursuant to Section 13(a) or 15(d) of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, on or after the date of this Registration Statement and before the filing of a post-effective amendment indicating that all securities offered hereby have been sold or that de-registers all securities covered hereby remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained in this Registration Statement or in any subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

         The description of the Registrant's common stock is contained in the Registrant's registration statement filed pursuant to section 12 of the Exchange Act and is incorporated by reference in this Registration Statement, including any subsequent amendments or reports filed for the purpose of updating that description.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of the Registrant's common stock to be offered will be passed upon for the Registrant by Glenn Rasmussen & Fogarty, P.A., Tampa, Florida. Two shareholders of Glenn Rasmussen & Fogarty, P.A. beneficially own 17,263 and 2,564 shares, respectively, of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6, Section 6.1, of the Registrant's Articles of Incorporation provides for the indemnification of the Registrant's directors and executive officers to the fullest extent permitted by law. Pursuant to the Florida Business Corporation Act, the Registrant may, and in some cases, must, indemnify its directors and executive officers against certain liabilities. In addition, the Registrant has entered into an indemnity agreement with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay those advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. See Item 9.C. of this Registration Statement for a statement concerning indemnification for liabilities under the Securities Act of 1933.

         Additionally, the Registrant maintains a director and officer liability insurance policy in the face amount of $5,000,000, that insures its officers and directors against certain liabilities incurred in their capacities as officers and directors of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER                      DESCRIPTION

      5.1 Opinion of Glenn Rasmussen & Fogarty, P.A. regarding the legality of the securities being registered.

     10.2         Amendments No. 2 and 3 to 1995 Stock Option Plan.*

     10.3 Form of Stock Option Agreement between the Registrant and participants under the 1995 Stock Option Plan, as amended.*

     10.4         1996 Non-Employee Director Stock Option Plan.*

     23.1         Consent of Counsel (included in Exhibit 5.1).

     23.2         Consent of Grant Thorton LLP.

--------------------

*Incorporated by reference.

ITEM 9. UNDERTAKINGS.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on July 17, 1997.

                                    STERILE RECOVERIES, INC.


                                    By: /s/ Richard T. Isel
                                       -----------------------------------------
                                       Richard T. Isel
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities and Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          Signature                             Title                                  Date
          ---------                             -----                                  ----

/s/ Richard T. Isel                 President and Chief Executive                July 17, 1997
------------------------------       Officer and Director
        Richard T. Isel

/s/ Wayne R. Peterson               Executive Vice President and Director        July 16, 1997
------------------------------
       Wayne R. Peterson

/s/ James T. Boosales               Executive Vice President, Chief              July 16, 1997
------------------------------       Financial Officer and Director
      James T. Boosales

/s/ Bertram T. Martin, Jr.          Executive Vice President, Chief              July 16, 1997
------------------------------       Operating Officer and Director
    Bertram T. Martin, Jr.

/s/ James M. Emanuel                Director                                     July 16, 1997
------------------------------
       James M. Emanuel

/s/ Lee R. Kemberling               Director                                     July 18, 1997
------------------------------
       Lee R. Kemberling

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    EXHIBITS

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 EXHIBITS INDEX

                            ------------------------

                            STERILE RECOVERIES, INC.

EXHIBIT                                                                         SEQUENTIALLY
NUMBER                           EXHIBIT DESCRIPTION                            NUMBERED PAGE
------                           -------------------                            -------------
  5.1             Opinion of Glenn Rasmussen & Fogarty, P.A. regarding the
                  legality of the securities being registered.                         8

 10.2             Amendments No. 2 and 3 to 1995 Stock Option Plan.(2)                --

 10.3             Form of Stock Option Agreement between the Registrant and
                  participants under the 1995 Stock Option Plan, as amended.(1)       --

 10.4             1996 Non-Employee Director Stock Option Plan.(1)                    --

 23.1             Consent of Counsel (included in Exhibit 5.1).                       --

 23.2             Consent of Grant Thorton LLP.                                        9

--------------------
(1) Incorporated by reference to the Registration Statement on Form S-1 filed by the Registrant on May 15, 1996.
(2) Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and filed on March 24, 1997.